Exhibit 10.1

Avalon GloboCare Corp.

4400 Route 9 South, Suite 3100

Freehold, New Jersey 07728

April 3, 2018

David Jin

c/o Avalon GloboCare Corp.

4400 Route 9 South, Suite 3100

Freehold, New Jersey 07728

Re:       Executive Employment Agreement

Dr. Jin:

Reference is hereby made to that certain Executive Employment Agreement entered between Avalon GloboCare Corporation (the “Company”) and yourself dated December 1, 2016 (the “Agreement”). In acknowledgment of your services to date and in order to properly compensate you for your services going forward, we hereby agree to amend Section 3 of the Agreement to add the following paragraph (G):

Executive will be eligible a bonus equal to 100% of the Base Salary, which shall be payable upon the Company’s shares becoming listed on a national securities exchange AND if the Board determines that additional equity funding is required, the Company’s closing (whether at the time of listing or subsequent thereto) of a public offering of its equity, raising not less than $10,000,000 in gross proceeds in the aggregate. If such conditions are fulfilled, or waived by the Board, the above bonus shall be payable with the next payroll following the occurrence of the relevant event, subject to all applicable deductions required by law.

Please execute below agreeing to the above amendment.

Avalon GloboCare Corp.

By:/s/ Luisa Ingargiola

Name: Luisa Ingargiola

Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED:

/s/ David Jin

David Jin